SECURITIES AND EXCHANGE COMMISSION

                            _________________________

                          AMENDMENT NO. 2 TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________

                             HURLEY EXPLORATION INC
              (Exact Name of Small Business Issuer in its Charter)


    DELAWARE                       ----                         87-0700927
(State of Incorporation)     (Primary Standard            (IRS Employer ID No.)
                            Classification Code)

                            1600 GOLF ROAD SUITE 1200
                         ROLLING MEADOWS, ILLINOIS 60008
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                 CHET KURZAWSKI
                                    PRESIDENT
                             HURLEY EXPLORATION INC
                            1600 GOLF ROAD SUITE 1200
                         ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 956-3330
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                                Proposed Maximum
                                                    Aggregate           Proposed Maximum
          Class Of            Amount to be       Offering Price            Aggregate          Amount of Title of
Securities to be Registered    Registered           per share            Offering Price      Each Registration fee
---------------------------   ------------      ----------------        ----------------     ---------------------
Common Stock, par value         5,501,500             $0.22                $1,210,330               $142.46
$0.001

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $.22 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 29, 2005

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATESAS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME\ EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS
                             HURLEY EXPLORATION INC

                                5,501,500 SHARES
                                  COMMON STOCK

Our selling stockholders are offering to sell 5,501,500 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 5,501,500 shares of our common stock will be sold by selling security holders at a fixed price of $.22 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,700.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVED A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is November 29, 2005

                                TABLE OF CONTENTS

ABOUT OUR COMPANY                                                              1
WHERE YOU CAN FIND US .                                                        3
SUMMARY FINANCIAL DATA                                                         1
RISK FACTORS                                                                   4
SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS                       8
USE OF PROCEEDS                                                                8
PENNY STOCK CONSIDERATIONS                                                     9
MANAGEMENT'S DISCUSSION AND ANALYSIS                                          10
HOW OUR COMPANY IS ORGANIZED                                                  11
DISCRIPTION OF BUSINESS                                                       12
DESCRIPTION OF PROPERTY                                                       20
MANAGEMENT                                                                    22
PRINCIPAL STOCKHOLDERS                                                        26
SELLING STOCKHOLDERS                                                          27
PLAN OF DISTRIBUTION                                                          29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                31
DESCRIPTION OF SECURITIES                                                     31
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                     32
TRANSFER AGENT                                                                33
LEGAL MATTERS                                                                 33
EXPERTS                                                                       33
WHERE YOU CAN FIND MORE INFORMATION                                           34
INDEX TO FINANCIAL STATEMENTS                                                F-1

                                ABOUT OUR COMPANY


Hurley Exploration, Inc. is a resource exploration stage company that was formed on November 12, 2004. We are not a blank check company as defined in Rule 419 of Regulation C, and we have not been formed for the purpose of arranging an acquisition.

On December 3, 2004, we entered into a Property Acquisition Agreement ("Property Acquisition Agreement"). Pursuant to the Property Acquisition Agreement, we acquired an option to purchase a 100% interest in two mineral claims less a 21/2% Net Smelter Royalty and a 71/2% Gross Rock Royalty. We refer to the mineral claims as the DON mineral claims. Pursuant to the agreement, all of the rights, title and interest in the DON Mineral Claims were transferred to Chet Kurzawski, our president, with a Trust Agreement dated May 24, 2005 for Mr. Kurzawski holds a Free Miner License with the B.C. Mineral Titles Branch. We are required to pay the vendor $70,000 for the DON claims. We have expended $53,000 in relation to our acquisition of the DON mineral claims.

We purchased these specific mineral claims based upon the recommendation of John Nicholson, P. Geo., our consulting geologist. Mr. John Nicholson will carry out all of our exploration work and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures. The DON mineral claims are located approximately 21 miles from the Pemberton town site in the Lillooet Mining Division of the Province of British Columbia. The DON claims are accessible along their eastern boundary via the Pemberton-Bralorne gravel road over Railroad Pass. The Property Acquisition Agreement obligates us to incur sufficient exploration expenditures to keep the claims in good standing. We intend to explore the DON claims property with the intent of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. To date, we have not commenced our exploration program on this property.

Our plan of operations is to conduct mineral exploration activities on the DON mineral claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Prior to acquiring the DON mineral claims, we retained the service of Mr. Nicholson, a professional consulting geologist. After we acquired the DON claims our consultant prepared a geological report on the mineral exploration potential of the claims. Included in this report is a recommended initial exploration program with a budget of $9,737. All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the DON mineral claims.

At this time, we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claims. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologist's recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of September 30, 2005, we had $17,775 cash on hand and liabilities in the amount of $4,050. Accordingly, our working capital position as of September 30, 2005 was $13,725. Since our inception through September 30, 2005, we have incurred a net loss of $80,605. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our working capital may be sufficient to enable us to perform limited exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

Our fiscal year end is June 30.

We have not generated any revenue to date, and we have a total accumulated deficit of $80,605. During the next 12 months our general and administrative expenses are expected to average $200 per month. We will need to raise additional capital to continue our operations beyond a twelve month period, and there is no assurance we will be successful in raising the needed capital. We plan on raising additional funds through public or private debt or sale of equity to achieve our current business strategy. However, at this time, we do not have any lines of credit or other forms of financing available to us. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.22 was determined by the price at which shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data from inception (November 12, 2004) through June 30, 2005 are derived from our audited financial statements. The statement of operations and balance sheet data for the three months ended September 30, 2005 are derived from our unaudited financial statements.

The operating results for the period ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year or for any future period. We are an exploration stage company which was formed on November 12, 2004.

Statement of Operations Data:


                                                             From Inception    From Inception
                                                                 Through         Through
                                                             June 30, 2005   September 30, 2005
                                                             ---------------------------------
 REVENUE                                                    $              0                 0

 GROSS PROFIT OR (LOSS)                                                    0                 0

 GENERAL AND ADMINISTRATIVE EXPENSES                                  21,982            27,605

 GENERAL EXPLORATION                                                  53,000            53,000
                                                             ---------------------------------

 OPERATING LOSS                                                      (74,982)          (80,605)
                                                             ---------------------------------


                                                                 As of                 As of
                                                            June 30, 2005       September 30, 2005

  Balance Sheet Data:

  Cash                                                       $          23,048          17,775

  Receivables                                                $               0               0

  Property and Equipment                                     $               0               0


  Total Assets                                               $          23,048          17,775
                                                             ---------------------------------


  Accounts Payable                                           $               0               0

  Accrued Expenses                                           $           3,700           4,050

  Stockholders Equity                                        $          19,348          13,725
                                                             ---------------------------------

  Total Liabilities and Equity                               $          23,048          17,775
                                                             =================================


                              WHERE YOU CAN FIND US

Our corporate offices are located at 1600 Golf Road Suite 1200, Rolling Meadows, Illinois 60008. Our telephone number is (847) 956-3330.

                                  RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock.

Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

WE CURRENTLY HAVE NO MINERAL RESERVES AND CONSEQUENTLY NO INCOME, THEREFORE WE WILL REQUIRE ADDITIONAL FUNDS TO IMPLEMENT OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN ADDITIONAL FINANCING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO MAINTAIN BUSINESS OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to implement our current business strategy of exploration on the property located in north central British Columbia. We are a small operation and accordingly we must limit our exploration. If we have to limit our exploration because of a lack of financing, we may not find sufficient copper even though our property may contain copper. Financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and as a result, could require us to diminish or suspend our exploration strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service exploration programs.

In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE LACK AN OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated in November 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $80,605. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     -    our ability to locate a profitable mineral property
     - our ability to generate revenues by developing and marketing the minerals that may be found in such property.
     - our ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, we expect to incur operating losses in future periods. Such expenses will result from the research and exploration of our mineral properties. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

WE HAVE NO PROVEN RESERVES, AND WE CANNOT GUARANTEE WE WILL FIND COPPER. IF WE FIND COPPER RESERVES, THERE CAN BE NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

We have no proven copper reserves. Even if we find that there is copper on our property, we cannot guarantee that we will be able to develop and market the copper. Even if we produce copper, we cannot guarantee that such production will be profitable.

WE WILL NEED ADDITIONAL CAPITAL TO PAY THE PROPERTY OPTION PAYMENTS.

We are obligated to pay a final option payment of $17,000 on May 31, 2006. If we fail to pay this payment, we will lose the DON claims and be forced to cease business operations.

WE MAY NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED TO BEGIN EXPLORATION WHICH COULD CAUSE US TO DELAY OR SUSPEND OPERATIONS.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

IF WE DO NOT FIND COPPER ORE, WE WILL CEASE OPERATIONS.

Our success depends on finding copper ore reserves. If we do not find copper reserves or we cannot remove and sell the copper, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

THE PRODUCTION OF MINERALS IN BRITISH COLUMBIA REQUIRES THE APPROVAL OF APPLICABLE GOVERNMENTAL AGENCIES. IF WE ARE UNABLE TO OBTAIN SUCH APPROVAL, WE WILL NOT BE ABLE EXECUTE OUR BUSINESS PLAN AND WE WILL CEASE OPERATIONS.

The production of minerals requires the approval of certain government agencies. There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance, but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

OUR REVENUES ARE DEPENDANT ON THE MARKET PRICE OF MINERALS. IF THE CURRENT MARKET PRICE OF MINERALS IS NOT FAVORABLE, WE WILL NOT BE PROFITABLE.

The prices of minerals are subject to market fluctuations. Even if we are able to locate and produce copper or other minerals from our properties, our revenues could be materially affected by the current market price of such minerals.

IT IS POSSIBLE THAT THERE MAY BE NATIVE OR ABORIGINAL CLAIMS TO OUR PROPERTY WHICH COULD AFFECT OUR ABILITY TO EXPLORE THIS PROPERTY.

Although we believe that we have the right to explore this property, we cannot substantiate that there are no native or aboriginal claims to our property. If a native or aboriginal claim is made to this property, it would negatively affect our ability to explore this property. If it is determined that there is a legitimate claim to this property then we may be forced to return this property without adequate consideration. Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

WE DEPEND ON ACQUISITIONS OF SUITABLE EXPLORATION PROPERTIES FOR GROWTH AND SUCCESSFUL INTEGRATION OF COMPLETED ACQUISITIONS.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable exploration properties to acquire. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition of exploration properties or, if such candidates are identified, to negotiate their acquisition at prices or on terms and conditions favorable to us. Our failure to implement our acquisition strategy successfully could limit our potential growth.

We compete for the acquisition of suitable exploration properties with other entities, some of which have greater financial resources than us. Increased competition for such candidates may result in fewer acquisition opportunities being available to us, as well as less attractive acquisition terms, including increased purchase prices. These circumstances may increase acquisition costs to levels that are beyond our financial capability or pricing parameters or that may have an adverse effect on our results of operations and financial condition.

We believe the property selection process will evolve over time. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed into a mine. The properties will be paid for by cash, the issuance of shares of our company, or a combination of the two. The issuance of shares of our company may have the effect of diluting your investment.

In the future, the implementation of our growth strategy will depend on our ability to successfully integrate and develop any exploration properties acquired. Because we have been in business for a short time and have not had experience in integrating acquired exploration properties, there can be no assurance that our management team will succeed in integrating our future acquisitions or to fully realize expected cost savings, economies of scale or other business efficiencies. Any difficulties we encounter in the integration process could have a material adverse effect on our business, financial condition and results of operations.

A LARGE NUMBER OF OUR SHARES ARE HELD BY TWO INDIVIDUALS. SPECIFICALLY CHET KURZAWSKI OWNS 47% AND DOUG REID OWNS 31% OF OUR COMMON STOCK. THEIR CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Chet Kurzawski owns 12,000,000 shares of our common stock and Doug Reid owns 8,000,000 shares of our common stock. Accordingly, for as long as Mr. Kurzawski and Mr. Reid combined own more than 50% of our common stock, they will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and will exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold through this offering, your ability to cause a change in our operations is eliminated. As such, the value attributable to the right to vote your shares is limited. This concentration of ownership could result in a reduction to the value of our common shares you own because of the ineffective voting power and could have the effect of preventing us from undergoing a change of control in the future.

THE LOSS OF OUR KEY MANAGEMENT STAFF, CHET KURZAWSKI AND DOUG REID, WOULD BE DETRIMENTAL TO OUR BUSINESS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Chet Kurzawski and Doug Reid, our officers and directors. As we currently have no suitable replacements in the event of their departure, the loss of services of Chet or Doug could have a material adverse effect on our business, financial condition or results of operation.

OUR OFFICERS AND DIRECTORS HAVE A CONFLICT OF INTEREST IN THAT THEY ARE OFFICERS AND DIRECTORS OF OTHER COMPANIES WHICH WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our officers and directors have a conflict of interest in that they are officers and directors of other companies. Their other activities will prevent them from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations. Mr. Kurzawski is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Kurzawski may spend additional time as needed if we are successful in obtaining additional funding. Mr. Reid will spend no more than five (5) hours per month on our business.

OUR  MANAGEMENT  HAS  MINIMAL  EXPERIENCE  IN  THE  MINING/MINERAL   EXPLORATION
INDUSTRY.

Neither Chet Kurzawski nor Doug Reid have any substantial prior experience in the mining or mineral exploration industry. This lack of experience could have a detrimental effect on our business.

WEATHER INTERRUPTIONS IN THE PROVINCE OF BRITISH COLUMBIA MAY AFFECT AND DELAY OUR PROPOSED EXPLORATION OPERATIONS.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we will be unable to continue exploration work. In addition, severe weather may interfere with our exploration processes.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities indefinitely.


            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in June 2005.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. On September 30, 2005 we had $17,775 cash in the bank. We estimate that in order to carry forward to the next 12 months we will need $36,250 to pay for office expenses, exploration program and property option payment due on May 31, 2006. As of September 30, 2005, we have $17,775 in cash. We have paid $7,000 toward offering expenses out of the $12,700 originally estimated. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has experienced losses from inception. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Organization

We were organized as a Delaware Corporation on November 12, 2004 for the purpose of locating and developing copper exploration properties in British Columbia.

Overview

We searched for many months for available copper mineral exploration properties in the south west corner of British Columbia.

We entered into an option agreement with Richard Simpson to acquire a 100% interest in the two DON claims. Our mineral claims are situated approximately 21 miles from the Pemberton town site on a bearing of 330 degrees in the Province of British Columbia. The property can be acquired from Simpson by paying him option payments totally $70,000. After we have earned our 100% interest in the DON claims, the property will be subject to a 2 1/2% Net Smelter Return ("NSR") of which 1 1/2% can be purchased for $1,000,000. However, if we are unable to delineate commercial quantities of copper on the DON claims we may have to cease operations on the DON claims. We would seek out other properties with mineral potential to carry out exploration programs to replace the DON claims.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable acquisition candidates consisting of suitable exploration properties. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed into a mine. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition candidates or, to negotiate their acquisition at prices or on terms and conditions favorable to us.

Property Option Payments

We are required to pay Mr. Simpson two Option Payments to keep our Agreement in good standing. We paid $53,000 on December 20, 2004 and are required to pay a further $17,000 by May 31, 2006.

Exploration stage expenses from inception through September 30, 2005 were $53,000 for general exploration costs related to the mineral rights of the exploration property and $27,605 of general and administrative costs for a total expense of $80,605 as captioned in the financial statement's statement of operations. These fees were in furtherance of Phase I to purchase and evaluate a property. Fees were incurred in the start-up costs of our company as well as the fees to prepare our audited financial statements and this registration statement. These fees were included in the general and administrative expense as discussed earlier in this paragraph.

Our plan of operations for the next twelve months is to continue exploration activities on the property. We are planning to spend $9,737 on further exploration on the property. If we are successful in raising sufficient capital we hope to carry out most or all of the work described under Further Exploration in the DON claims sections of this prospectus in the next twelve months. We are current in all of our obligations.

The following is a 12 month budget:

            --------------------------------------------------------
             Exploration and site work (samples)               9,737
            --------------------------------------------------------
             Property Payment                                 17,000
            --------------------------------------------------------
             Legal and accounting                             12,642
            --------------------------------------------------------
             General and administrative                        5,621
            --------------------------------------------------------
             Total                                           $45,000
            --------------------------------------------------------

At present, we do not have sufficient cash on hand to complete the filing of this prospectus and meeting our exploration, general and administration expenses and we must raise more capital by April, 2006 to carry out further exploration programs to maintain our interest in the DON claims. If we are unable to raise sufficient capital to meet our obligations we could lose our interest in the properties or a portion thereof. We intend to pursue financing activities in the early spring of 2006 following the completion of the analysis of the initial samples as the exploration activities would not commence until mid-Summer.

We plan to raise a minimum of $45,000 to continue minimum exploration of our properties during the next 12 months through a private placement of debt, convertible securities, or common equity. If we are successful in raising the necessary capital, we may have to significantly dilute the current shareholders. We plan to initially offer the debt or equity to our current shareholders and management. If we are not successful in raising the required capital, we will offer our debt or equity to new investors. At present, we have no specific plans regarding a debt or equity offering, but intend to actively commence raising the required capital during spring of 2006. As an alternative to raising capital through the selling of debt or equity, we will attempt to negotiate a joint venture with an industry partner. If the company is required to enter into a joint venture, we could end up with a minority interest in our properties. We have not contacted another party in the industry regarding a joint venture. There is no assurance we will raise the necessary capital, therefore there is a significant risk that the company may have to abandon or reduce the size of our property.

                          HOW OUR COMPANY IS ORGANIZED

We were incorporated under the name Hurley Exploration Inc. in the State of Delaware on November 12, 2004. Since November 2004, we have spent a total of $53,000 for research and exploration for the first payment on the Option Agreement. This amount represents the total amount expended on research and exploration to date. All of such expenses were used to research the prospective resources and exploration.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

                             DESCRIPTION OF BUSINESS

We are a Delaware corporation formed on November 12, 2004 to search for available properties in the Southwest corner of British Columbia. We entered into an agreement which was negotiated at arms length with Richard Simpson to acquire a 100% interest in the two DON claims. The DON claims are situated approximately 95 miles north northeast of the City of Vancouver British Columbia near the communities of Whistler and Pemberton. The property can be acquired from Simpson by paying a total of $70,000 in two option payments. The property is subject to annual advance Royalty payments of $25,000 commencing December 3, 2007. After we have earned our 100% interest in the DON claims, the property will be subject to a 2 1/2% Net Smelter Return ("NSR") of which 1 1/2% can be purchased for $1,000,000 within 12 months of the commencement of commercial production. The property is also subject to a 71/2% Gross Rock Royalty which will due upon the property reaching commercial production.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in two mineral claims that we refer to as the DON mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. Although there is evidence of exploratory work on the claims conducted by prior owners, reliable records of this work are limited. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of copper. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. Mr. Kurzawski, our president, has not visited our mineral claims.

Once we receive the results of our first exploration program, our board of directors in consultation with our consulting geologist will assess whether to proceed with further exploration. Our initial program will cost approximately $9,737 and the report of our consulting geologist should be available in December 2005. In the event that a follow-up exploration program is undertaken, the costs are expected to be approximately $28,000 and the geologist's report should be available by summer of 2006. The existence of commercially exploitable mineral deposits in the DON mineral claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program. If we are unable to delineate commercial quantities of copper on the DON claims we may have to cease operations on the DON claims. We would seek out other properties with mineral potential to carry out exploration programs to replace the DON claims.

Acquisition of the DON mineral claims

We entered into an agreement with Richard Simpson to acquire a 100% interest in the two DON claims. The DON claims are situated approximately 95 miles north-northeast of the City of Vancouver British Columbia near the communities of Whistler and Pemberton. The property can be acquired from Simpson by paying a total of $70,000 in two option payments. A total of $53,000 was already paid on the execution of the agreement. The property is subject to annual advance Royalty payments of $25,000 commencing December 3, 2007.

Property Option Payments

We are required to pay Simpson two option payments to keep our Agreement in good standing. We must pay Simpson a total of $70,000 to secure our 100% interest in the DON claims. The payments are outlined in the table that follows:


                                 Option Payments

                    Payment      Amount        Status/Date Due
                    ------------------------------------------
                    Initial      $ 53,000      Paid Dec-20-04
                    Final        $ 17,000           May-31-06
                    Total        $ 70,000

After we have earned our 100% interest in the DON claims, the property will be subject to a 2 1/2% Net Smelter Return ("NSR") of which 1 1/2% can be purchased for $1,000,000 within 12 months of the commencement of commercial production. The property is also subject to a 71/2% Gross Rock Royalty which will due upon the property reaching commercial production.

Although we have purchased the DON claims, we have not registered the DON mineral claims in our name. In order to minimize cost and any inconvenience, we have not registered the DON mineral claims in our name with the B.C. Mineral Titles Branch but have registered the claims in the name of our President, Chet Kurzawski, who holds the DON claims in trust. We intend to register these claims in our name following the completion of our second exploration program. John Nicholson our geologist is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures.

We selected these properties based upon the advice of Mr. Nicholson. In his report dated April 15, 2005, our consultant recommended that we launch an initial exploration program on our claims which will cost us approximately $9,737. As our consulting geologist, Mr. Nicholson, has performed the research on public exploration documents as set forth in the first phase of the initial exploration program. Due to a late spring, Mr. Nicholson has not been able to conduct the prospecting, mapping, and sampling or rock and soil sample assays which are required to complete the first phase of the exploration program. We expect that this work will be completed in the fall of 2005.

John Nicholson is an independent geological consultant offering professional geological, exploration, and consulting services. He has been in business for 20 years. As such, he has been engaged to provide these services for various clients located in North America, and South America. John Nicholson is a graduate of the University of British Columbia with Bachelor of Science degree in geology (Honors). He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He is capable of developing mineral projects, initiating exploration programs from the "grass roots" level and carrying these projects through all phases of exploration to the mining feasibility stage. John Nicholson is also a free miner in British Columbia. He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes.

Upon the completion of the initial exploration phase, we intend to request that our consulting geologist review the results of the exploration program and report back to us with his recommendations, if any, with regard to further exploration programs. To date, we completed the research of public exploration documents in the preparation of the geological report.

The eventual goal is to explore the DON claims property with the intent of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate a delay in proceeding. Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable resulting in our inability to attract funding from investors to finance further exploration.

Description and Location of the DON mineral claims

The DON mineral claims consist of two mineral claims within the Lillooet Mining Division of British Columbia.


 Name       Record Number             Units                  Anniversary Date
-----------------------------------------------------------------------------
 DON 1      510119                    245.958                April 3, 2006

 DON 2      510123                    410.038                April 3, 2006

The DON group total area is 655.996 hectares. For assessment purposes in British Columbia, assessment work of $4.00 per hectare per year is applicable for years 1 through 3, increasing thereafter to $8.00 per hectare. In addition, filing fees of $0.40 per hectare are due in years 1-3 rising to $0.80 thereafter. It is our intention to continue exploration work and expend the necessary amounts to maintain our claims in good standing.

Annual Assessment Work and Filing Fees

The DON claims will require that the annual minimum amount of exploration work that must be expended and filed along with an engineering report describing the work. The report and the description of the work must be accepted by the BC Government. The following table computes the actual minimal amount of acceptable work expenditures to be incurred. Any work carried out in a year that exceeds the minimal annual requirement, that excess dollar amount can be carried forward to future years.


  Annual Assessment Work and Filing Fees

  Date        Assessment per ha  Filing Fee per ha      Total Cdn$     Acc Total
  ------------------------------------------------------------------------------
  3-Apr-06    $4.00              $0.40                  $2,886         $ 2,886
  3-Apr-07    $4.00              $0.40                  $2,886         $ 5,773
  3-Apr-08    $4.00              $0.40                  $2,886         $ 8,659
  3-Apr-09    $8.00              $0.80                  $5,773         $14,432

It is our intention to apply all funds expended on our DON mineral claims as assessment work on both claims. In the event that all $9,737 of our first stage exploration program funds are expended prior to April 3, 2006 that amount of expenditure will hold the claims in good standing for approximately three years.

The Province of British Columbia owns the land covered by the mineral claims. Currently, we are not aware of any native land claims that might affect our title to the mineral claims or to British Columbia's title of the property. Although we are unaware of any situation that would threaten our claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims an interest in our claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims.

Prior to the expiration dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiration dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claims valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Geological Exploration Program in General

Mining Business in British Columbia

The mining industry in the 1990s was plagued by an anti-mining government, First Nations land claims and low commodity prices. In a 2002 report prepared by the Fraser Institute, a Canadian think tank, British Columbia was ranked a lowly 44th out of 64 world-wide mining districts. Soon after the new British Columbia provincial government was voted in 2001, it established a task force with a mandate to review the negative issues and to recommend policies to improve the mineral exploration investment back to the province. The government enacted incentives to change the tax regime, for the streamlining of regulatory and approval processes, for the extension of private investor tax breaks and to develop land management plans that provide security for the land base. The British Columbia government released

"The B.C. Mining Plan" in January 2005 helping to focus British Columbia's resources to ensure that the province remains globally competitive in the mineral extraction sector.

British Columbia has eight operating mines, of which six produce copper. The Highland Valley mine which lies 45 miles south-east from our DON claims is Canada's largest base metal mine. The exploration expenditures bottomed out at $25.0 million Cdn in 2001 and were over $100.0 million Cdn in 2004, according to the B.C. Mine Plan.

The B.C. Mine Plan outlines the following:

     o                B.C. Mineral potential is good
     o                B.C. Has untapped reserves of metals
     o                Competitive taxes
     o                Streamlined regulatory requirements
     o                Electricity rates are among the lowest in North America
     o                Highly skilled work force
     o                Well developed infrastructure


The plan addresses a range of factors that set the stage for a healthy mining industry that delivers community benefits and is sustainable for years to come.

The Canadian Federal Government and the Provinces offer very attractive tax breaks for investors in exploration companies. The Federal and Provincial Tax Credits are a tax advantage investment that is made into a company carrying out grassroots exploration work in Canada. The mining company enters into an agreement with an investor and "flow-through mining expenditure" is incurred by the company and the individual can claim over 100% of that investment off earned income. The B.C. Government will grant in addition to the Federal 15% tax credit a further 20% non-refundable tax credit for qualified investments made in new B.C. mineral exploration. Hence, an investor who is taxed at the highest marginal rate would receive a 141% tax deduction from earned income. The company must be publicly trading in order to deal with this tax advantage investment.

Southern Coast Mountains British Columbia

The area covered by the DON claims is underlain by Upper Triassic Cadwallader Group lying as NW-SE trending linear roof pendants within quartz diorite to granodiorite intrusives of probably Jurassic age. The Cadwallader Group is dominated by andesitic breccia, tuff, flows and greenstone with lesser slate, argillite, phyllite, conglomerate, limestone, rhyolitic breccia and flows. Major faults, major lithological units, and strong topographical features conform to the regional NW-SE trend. In the vicinity of Donelly Pass, Tertiary dykes (quartz monzonite, dacite) have intruded both the Jurassic intrusives and the Triassic volcanic/sedimentary package.

To the north and south of the DON claims, the regional geology is dominated by quartz monzonite quartz diorite and granodiorite which have incorporated, or are overlain by, a variety of volcanic/sedimentary units.

DON Claims

We have selected the DON claims because of promising geology and the geochemical signature. The Don claims are situated approximately 21 miles from the Pemberton town site on a bearing of 330 degrees. The DON claims are accessible along their eastern boundary via the Pemberton-Bralorne gravel road over Railroad Pass. The terrain is steep and rugged so field work is best accomplished utilizing a helicopter, either directly flying from Pemberton (approximately 30 minutes return), or via set-outs from a camp on the claims themselves. The eastern third of the claims are accessible by road.

Walking the terrain of the DON claims will range from relatively easy along the valley floors to extremely difficult along the upper ridges and valley walls. Many of the rugged areas of the claims will require that the field ground crews have good climbing skills. The air photograph coverage of the claims is excellent and they will provide the most accurate method of orientation in the field.

Climatic Conditions

Climatic conditions in the area are typical of east side of the British Columbia coastal mountains. In summer, conditions are hot and dry, with temperatures occasionally exceeding 35 degree Celsius. In winter, temperatures are well below freezing and snow accumulation in the 3 feet to 12 feet range is common. The recommended work season is May though November.

The previous work on the DON claims was carried out by Noranda Exploration Company, The limited work up to 1984 consisted of geological mapping and rock and soil geochemical surveys. No part of the property had been placed into production.

Geology of the DON Mineral Claims

The DON claims cover a zone of intense alteration in the underlying rock. These alterations have occurred over millions of years and are caused by mineral laden hot water from deep within the earth's surface percolating up towards the surface through cracks and fissures in the local rock. As these waters cool near the surface, the minerals tend to be deposited.

The alteration zones follow the direction of major regional fault zones. The zones are characteristically composed of residual yellow-white powder caused by intense acid leaching. The host rocks are stained deep rusty brown. The intense chemical alteration (chlorite, epidote, and silica), mechanical shearing, and pyritization of the volcanic pendant are considered to be a function of the underlying intrusive. The strongly gossanous zones were undoubtedly created by the remobilisation of the pyrite from the volcanic pile with subsequent deposition along zones of weakness (shears, micro-fractures). Chalcopyrite mineralization probably formed the same way; however, a low initial copper content prohibited deposition on the scale observed by the pyrite.

From previous work, the most interesting geochemistry occurs in the glacial valley traversing northeast along the DON 2 claim. A strongly gossanous metamorphosed andesite appears to be the source of several silt/soil copper anomalies which peaked at 580 ppm. The area outlined extends for 1.2 km along the valley. Chalcopyrite occurring in "skarnified" andesite and associated with magnetite was observed in widely spaced, sporadic "showings." Grades were always less than 1% but still of sufficient quantity to explain the geochemistry.

The traverse route along which these anomalies were obtained runs along the valley wall/lateral moraine interface. A large volume of gossanous andesite occurs stratigraphically and topographically higher than the traverse line. Within this gap, the contact between the andesite and the overlying lapilli-tuff should exist. This contact may be significant for exhalative mineralization.

Sufficient  exploration  has not been  conducted  to  determine  if this deposit
contains   mineralization   in  sufficient   concentration  or  quantity  to  be
economically mineable.

Exploration Potential

Our consulting geologist concluded that the DON mineral claims exhibit an environment favorable to the discovery of economic deposits of copper where broad zones of intense alteration and metallic mineralization has been explored by surface geology and soil geochemical studies. Our geological consultant further concludes that the identified mineral zones have characteristics of some of the world's important commercial production districts and warrant further investigations.

Recommendations

Our geological consultant recommends an exploration program on the DON mineral claims to test for the presence of large body type mineral deposits. The initial stage of this program will be to complete research of public records to assist in determining the outcomes of exploration programs conducted by others in past years. Our consultant further recommended a program of prospecting, mapping, and sampling. In addition, prior to diamond drilling of defined targets, additional geological or geochemical surveys may be necessary, provided we receive successful results from these surveys.

The property will be explored by a series of work phases and each following phase is dependent on the success of the prior phase. To date we have engaged John Nicholson P.Geo. to assess and write a report on the DON claims outlining what has been done to date and his recommended work program.

The DON claims will develop on a planned three-phase exploration program.

Phase 1

The first phase will be carried out in the fall of 2005 and the results and the engineering report is expected to be ready in the late fall. Mr. John Nicholson recommends that a geologist carry out an on-site review and examine in detail the mineralization and alterations developed along the gossans. The previous work carried out is outlined in John Nicholson's engineering report.

The $9,937 budget for the first phase of exploration is as outlined in the table below:

                             All US $
Phase 1


Geologist               5 days @ $450/day               $2,250.00
Geological Assistant    5 days @ $300/day                1,500.00
4x4 Truck and Fuel      5 days @ $125/day                  625.00
Room and Board          10 man days @ $100/man/day       1,000.00
Field Supplies                                             100.00
Samples                 100 samples @ $20/sample         2,000.00
Report                                                   2,000.00
Filing Fees                                                262.40
                                                        =========
Total Phase I:                                          $9,737.40



If the initial site inspection is favorable, we would carry out the geophysical phase of the program as outlined in the second phase described below.

Phase II

Once the site observations and assays are received and the information plotted and analyzed, a ground geophysics program will be designed. The program would commence in the summer of 2006 depending on weather and the availability of an appropriate contractor. The $28,000 preliminary geophysical program is outlined in the table below:


                             All US $
Phase II

Ground Geophysics (Mag/VLF-EM)                          $10,000.00
Grid Establishment                                       10,000.00
Room and Board, Support                                   5,000.00
Report                                                    2,500.00
Filing Fees                                                 524.80
                                                        ==========
Total Phase II:                                         $28,024.80



If the geophysical results are encouraging then a diamond drilling program would be prepared.

Phase III

Based on the satisfactory results in the Phase II, a number of steps would be taken. Additional geophysical work would be carried out to help select drill targets. The drilling program could be enlarged and step-out holes to follow structures and to determine the potential size of the mineralization. This work would be carried out in the summer or fall of 2007. If the results are very encouraging then steps could be taken to secure additional mineral claims in the area either by staking if it is available or by joint venture if it is owned. The budget for this phase will depend on the scope of work that will be in the program.

Based on acceptable results from the above site exploration program and a preliminary market analysis, a diamond drilling program would be developed. A diamond drill has a carbide steel head imbedded with diamonds. The diamond drilling activity produces a small diameter (1 1/2 to 3 inches) solid rock core.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Hurley is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the British Columbia Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

In addition, the B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector's determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a commercially viable deposit is discovered.

                             DESCRIPTION OF PROPERTY

We currently use approximately 200 square feet of leased office space at 701 North Green Valley Parkway #200, Rolling Meadows, Illinois 60008. We lease such space from Chet Kurzawski, our sole officer and principal shareholder, for $200 per month which covers the use of the telephone, office equipment and furniture.

Mineral Property Agreement

We entered into an agreement with Richard Simpson to acquire a 100% interest in the two DON claims. Hurley's DON mineral claims are situated approximately 21 miles from the Pemberton town site on a bearing of 330 degrees in the Province of British Columbia. The property can be acquired from Mr. Simpson by paying him option payments totally $70,000. After we have earned our 100% interest in the DON claims, the property will be subject to a 2 1/2% Net Smelter Return ("NSR") of which 1 1/2% can be purchased for $1,000,000.

Property Option Payments

We are required to pay Mr. Simpson two Option Payments to keep our Agreement in good standing. The payments are outlined in the table that follows:


                             Option Payments



                 Payment      Amount        Status/Date Due
                 Initial      $ 53,000      Paid Dec-20-04
                 Final        $ 17,000      31-May-06

                 Total        $ 70,000

Net Smelter Royalty

Net Smelter Returns means the Gross Value of all Minerals, less the following costs, charges and expenses actually paid by the Grantee with respect to the treatment of such Minerals:

     1. Charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs; penalties and other processor deductions);

     2. Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals concentrates or dore metal from the Property to the place of treatment, including any costs incurred by Grantee for transportation of such Minerals concentrates and dore metal from the Property to the place of sale;

     3. Actual sales and brokerage costs on Minerals for which the Net Smelter Returns royalty is payable; and

     4. Sales and use taxes applicable under local, Province and federal law assessed on the sale of the Minerals on which the Net Smelter Returns Royalty is payable (other than taxes based upon income).

Location and Land Status

The DON mineral claims consist of two mineral claims within the Lillooet Mining Division of British Columbia.


   Name       Record Number             Units                  Anniversary Date

   DON 1      510119                    245.958                April 3, 2006
   DON 2      510123                    410.038                April 3, 2006

The DON group total area is 655.996 hectares.
The claims are presently in good standing until April 3, 2006.

The claims have not been legally surveyed.

                                     WEBSITE

We are currently in the process of constructing a website to provide our shareholders and investors with information relating to the exploration of the DON claims. We anticipate that our website will be operational by the end of 2005.

                                     OFFICES

Our corporate offices are located at 1600 Golf Road Suite 1200, Rolling Meadows, Illinois 60008. Our telephone number is (847) 956-3330.

                                    EMPLOYEES

We currently have no employees. We have one person in management as well as one other part-time director. We do not have an employment contract with our management employee. We plan to employ additional people as we deem necessary as we continue to implement our plan of operation and exploration of the DON property.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our executive officers and directors.

Name                     Age     Position
----------------------------------------------------------
CHET KURZAWSKI           65      President/Chief Executive
                                 Officer, Chief Financial
                                 Officer, Treasurer/Director

DOUG REID                61      Secretary/Director

CHET KURZAWSKI has been our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a member of our Board of Directors since inception. He has spent his working career with the public securities industry. His career began with Davidson and Company in Toronto, Ontario and he relocated to Vancouver in 1964. Initially he worked with Carlyle Douglas as a registered broker for twenty years then became self-employed as an investor relations consultant. Since 1984, Chet has been a consultant to 3D.Systems, PLC Systems and Clearly Canadian. For the past five years, Chet has consulted to DRC Resources Corp, the developer of the Afton project which is a significant copper/gold mining property located in the Kamloops area of British Columbia. DRC Resources recently raised $24.15 million to complete a feasibility study to build an underground decline and to carry out an infill diamond drilling program. Chet is currently consulting to XLR Medical Corp. an innovative system for radiation treatment for cancer.

Chet is a founding member and an ongoing active organizer of the annual Vancouver Canucks/Jake Milford Celebrity Invitational charity golf tournament which raises money for the various Canuck's charities. This invitational charity tournament just celebrated its 22nd year anniversary. He also is involved in organizing other charity golf tournaments. He is a past director of the B.C.
Benevolent  Hockey  Association  and an active  member of the  Vancouver  Canuck
Alumni.

DOUG REID has served as our Secretary and a member of our Board of Directors since inception. Mr. Reid has been involved with start-up companies in a professional capacity as an accountant for a significant part of his career. He received his professional Certified General Accounting designation in 1977 and relinquished it when he retired in October 2004. Mr. Reid started his working career as the golf professional at the Vancouver Golf Club and played professionally in golf tournaments. He commenced his professional accounting career as a comptroller of a steel manufacturing company and after ten years joined the Pineridge Group of companies in 1987. The group had between seven and fifteen private and public companies at any one time under administration. Often Mr. Reid will take on the role of director and/or officer of these private or public companies. He has not been an officer or director of any public companies since 1992. In 1987, Mr. Reid commenced,an independent accounting practice for clients and prepared their financial statements and income tax returns, until his retirement in October 2004. Other than his work on Hurley, Mr. Reid is in retirement.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed them for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors.

Mr. Kurzawski is expected to spend approximately eighty (80) hours per month on our business. However, Mr. Kurzawski may spend additional time as needed if we are successful in obtaining additional funding.

Mr. Reid will spend approximately five (5) hours per month on our business.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

                               BOARD OF DIRECTORS

The board of directors consists of two directors.

                                BOARD COMMITTEES

In January 2005, our Board of Directors created the Compensation Committee, which is comprised of Chet Kurzawski and Doug Reid. The Compensation Committee has the authority to review all compensation matters relating to us.

The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees.

It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee's compensation consistent with shareholders' gains.

It is expected that salaries will be set competitively relative to the mineral exploration industry and that individual experience and performance will be considered in setting salaries.

In January 2005, our Board of Directors created an Audit Committee, which is comprised of Chet Kurzawski and Doug Reid. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto:

     (i) the preparation of our annual financial statements in collaboration with our independent accountants;

     (ii) annual review of our financial statements and annual report; and

     (ii) all contracts between us and our officers, directors and other affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of November 28, 2005, we have 51 registered shareholders.

Rule 144 Shares

As of November 28, 2005, we have a total of 25,501,500 shares of our common stock issued and outstanding. As of November 2005, the 12,000,000 shares owned by Mr. Dodge and the 8,000,000 shares owned by Mr. Reid became available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After December 2005, a total of 5,400,000 shares held by fifteen shareholders who purchased their shares in the offering by us in December 2004 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After June 2006, the 101,500 shares held by thirty-four shareholders who purchased their shares in the offering by us in June 2005 will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 21,015 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at anytime during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                             EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until September 30, 2005.

ANNUAL COMPENSATION LONG TERM COMPENSATION

              ANNUAL COMPENSATION                                    LONG TERM COMPENSATION
NAME AND        FISCAL     CASH        ANNUAL      RESTRICTED        SECURITIES     OPTIONS    ALL OTHER
PRINCIPAL        YEAR     SALARY        BONUS      STOCK             UNDERLYING     (NO. OF    COMPENSATION
POSITION                                           COMPENSATION      AWARDS         SHARES

CHET KURZAWSKI   2004       0             0        12,000,000(1)         0             0            0
President,       2005       0             0              0               0             0            0
CEO, CFO
Treasurer



DOUG REID        2004       0             0         8,000,000(2)         0             0            0
Secretary        2005       0             0              0               0             0            0

(1) Mr. Kurzawski received 12,000,000 founders' shares for services rendered to us. He will not receive such compensation in the future.

(2) Mr. Reid received 8,000,000 shares for services rendered to us as our Secretary. He will not receive such compensation in the future.

We do not have written employment agreements with Chet Kurzawski or Doug Reid. In the future, we will determine on an annual basis how much compensation our officers and director will receive.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 28, 2005, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

                                          AMOUNT AND
                                          NATURE OF          PERCENT OF
    NAME AND ADDRESS OF                   BENEFICIAL         OUTSTANDING
    BENEFICIAL OWNER (1)                  OWNERSHIP          SHARES
    -------------------------------------------------------------------------

    5% STOCKHOLDERS, DIRECTORS AND
    NAMED EXECUTIVE OFFICERS

    CHET KURZAWSKI                        12,000,000            47%
    1600 GOLF ROAD SUITE 1200
    ROLLING MEADOWS, ILLINOIS 60008

    DOUG REID                              8,000,000            31%
    1600 GOLF ROAD SUITE 1200
    ROLLING MEADOWS, ILLINOIS 60008

    OFFICERS AND DIRECTORS                20,000,000            78%
    AS A GROUP

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

                              SELLING STOCKHOLDERS

The shares being offered for resale by the 49 selling stockholders consist of the shares of common stock sold to a total of fifteen seed investors in a Regulation D Rule 506 offering in December 2004. In addition, the selling stockholders consist of thirty-four investors who purchased shares of common stock in a Regulation D Rule 506 private placement undertaken by us in June of 2005. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 28, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


Name of Selling               Shares of           Percent of             Shares of      Shares of
Stockholder                   Common              Common Stock           Common         Common
                              Stock Owned         Owned Prior            Stock          Stock Owned
                              Prior To            to Offering            To Be          After Offering
                              Offering                                   Sold(1)
------------------------------------------------------------------------------------------------------
Quentin Smith                 2,000               0.008                  2,000          0
Carol Vorberg                 1,000               0.004                  1,000          0
Adam Vorberg                  1,000               0.004                  1,000          0
Cec Soucie                    1,000               0.004                  1,000          0
Spencer Smith                 1,000               0.004                  1,000          0
Scott Whitman                 1,000               0.004                  1,000          0
John Griffith                 1,000               0.004                  1,000          0
Donald Yates                  1,000               0.004                  1,000          0
Lauri Yolkowski               1,000               0.004                  1,000          0
Marsha Callahan               23,000              0.090                  23,000         0
Miles Desharnais              2,000               0.008                  2,000          0
Geri Kelly                    1,000               0.004                  1,000          0
Robert Currie                 1,000               0.004                  1,000          0
Jennifer Smallman             10,000              0.039                  10,000         0
Dan Perrett                   250,000             0.980                  250,000        0
Jamie Perrett                 275,000             1.078                  275,000        0
Duane Perrett                 425,000             1.667                  425,000        0
Irwin Olian                   1,000               0.004                  1,000          0
Don Biggar                    1,000               0.004                  1,000          0
Jana Mann                     400,000             1.569                  400,000        0
Margaret Soucie               500,000             1.961                  500,000        0
Tony Rommel                   250,000             0.980                  250,000        0
Frank Renou                   375,000             1.471                  375,000        0
Michele Greatrex              400,000             1.569                  400,000        0
Grant Gray                    400,000             1.569                  400,000        0
Marilyn Ford                  250,000             0.980                  250,000        0
Justin Grant                  350,000             1.372                  350,000        0
Lillian Forsyth               400,000             1.569                  400,000        0
Kelly Reid                    450,000             1.765                  450,000        0
Sheila Triffo                 2,000               0.008                  2,000          0
Rudolph Triffo                375,000             1.471                  375,000        0
Nicole Van Laare              300,000             1.176                  300,000        0



                                       28

Jeanette Braun                1,000               0.004                  1,000          0
Randall Andrus                1,000               0.004                  1,000          0
Lynda Vallon                  1,000               0.004                  1,000          0
Rich Michals                  1,000               0.004                  1,000          0
Chris Chrones                 1,000               0.004                  1,000          0
Arthur Abrams                 20,000              0.078                  20,000         0
Stacey Zemlak                 1,000               0.004                  1,000          0
Paul Abrams                   1,000               0.004                  1,000          0
David Zemlak                  1,000               0.004                  1,000          0
Josiah Glover                 1,000               0.004                  1,000          0
Derek Van Laare               1,000               0.004                  1,000          0
Terry Sklavenitis             1,000               0.004                  1,000          0
Sandy Sklavenitis             1,000               0.004                  1,000          0
Michael Sklavenitis           1,000               0.004                  1,000          0
GC Consultants (2)            1,000               0.004                  1,000          0
Randall Pow                   15,500              0.061                  15,500         0
Barry Mann                    1,000               0.004                  1,000          0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.
(2)  GC Consultants is owned by Gene Cardinal.

To our knowledge, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or

     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

     -    are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.22 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $.22 until a market develops for the stock.

There currently is no market to trade our common stock. Quotation on the OTC Bulletin Board would provide liquidity for our common stock, as parties to a transaction would have a market on which to trade our common stock. In order for our stock to be quoted on the OTC Bulletin Board, a market maker must submit a 15c-211 application on our behalf in order to make a market for our common stock. Our application must then be approved by NASD before our stock can be quoted. The application process to be quoted on the OTC Bulletin Board takes approximately two to three months. We have not yet engaged a market maker to submit our application.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions,  which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,


     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. Short sales of common stock "against the box" that are covered with shares subject to this registration statement cannot be made before the registration statement becomes effective, as such sales would constitute a violation of Section 5.

We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both(which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $12,700.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use approximately 200 square feet of leased office space at 701 North Green Valley Parkway #200, Rolling Meadows, Illinois 60008. We lease such space from Chet Kurzawski, our President, for $200 month which covers the use of the telephone, office equipment and furniture.

Our sole officers, directors and founder, Chet Kurzawski and Doug Reid are deemed to be our promoters. Hurley Exploration Inc was incorporated in the State of Delaware on November 12, 2004 and 12,000,000 shares were issued to Chet Kurzawski as founders shares and 8,000,000 shares were issued to Doug Reid for services rendered as our Secretary. Other than the lease and share issuance set forth herein there have been no other transactions with our promoters.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and no shares of preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of November 28, 2005, 25,501,500 shares of common stock are issued and outstanding and held by 51 shareholders The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Preferred Stock

We have no shares of preferred stock authorized.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation of its stockholders,
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
     o for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 TRANSFER AGENT

The Company has not appointed a transfer agent for its common stock at this time.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Its telephone number is (732) 409-1212.

                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                              FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 2005

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)



BALANCE SHEET                                                                  1

STATEMENT OF OPERATIONS                                                        2

STATEMENT OF STOCKHOLDERS' EQUITY                                              3

STATEMENT OF CASH FLOWS                                                        4

FINANCIAL STATEMENT FOOTNOTES                                                  5

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                                  BALANCE SHEET
                            As of September 30, 2005


                                     ASSETS

CURRENT ASSETS                                                      9/30/2005
                                                                 ---------------

Cash                                                             $       17,775
                                                                 ---------------
     Total Current Assets                                                17,775
                                                                 ---------------
     TOTAL ASSETS                                                $       17,775
                                                                 ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accrued expenses                                            $        4,050
                                                                 ---------------
     Total Current Liabilities                                            4,050
                                                                 ---------------

LONG-TERM LIABILITIES
     None                                                                     -
                                                                 ---------------

     TOTAL LIABILITIES                                                    4,050
                                                                 ---------------

STOCKHOLDERS' EQUITY

     Common Stock, $.001 par value
       Authorized: 100,000,000
       Issued: 23,501,500                                                23,502
     Additional paid in capital                                          70,828
     Accumulated defecit during exploration stage                       (80,605)
                                                                 ---------------
     Total Stockholders' Equity                                          13,725
                                                                 ---------------
     TOTAL LIABILITIES AND EQUITY                                $       17,775
                                                                 ===============



   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                             STATEMENT OF OPERATIONS
          From inception (November 12, 2004) through September 30, 2005



                                                                      FROM
                                                                    INCEPTION
                                                                 ---------------

             REVENUE                                             $            -

             COST OF SERVICES                                                 -
                                                                 ---------------

             GROSS PROFIT OR (LOSS)                                           -

             GENERAL AND ADMINISTRATIVE EXPENSES                         27,605

             GENERAL EXPLORATION                                         53,000
                                                                 ---------------

             OPERATING LOSS                                             (80,605)
                                                                 ---------------

             NET LOSS                                                   (80,605)
                                                                 ---------------

             ACCUMMULATED DEFICIT                                $      (80,605)
                                                                 ===============


             Basic earnings (loss) per share                     $        (0.00)

             Waighted average number of common shares                21,158,458



   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                            As of September 30, 2005

                                                                         ADDITIONAL
                                               COMMON         PAR         PAID IN         ACCUM.          TOTAL
                                               STOCK         VALUE        CAPITAL         DEFICIT         EQUITY
                                        --------------------------------------------------------------------------
Stock issued upon incorporation              18,000,000     $18,000       $     -         $      -        $ 18,000
    on November 12, 2004 for
    compensation at $0.001 per share

Common stock issued for cash                  5,400,000       5,400        48,600                           54,000
    during December 2004
    at $0.01 per share

Common stock issued for cash                    101,500         102        22,228                           22,330
    during June 2005
    at $0.22 per share

Net income (loss)                                                                          (80,605)        (80,605)

                                        --------------------------------------------------------------------------

Balance, September 30, 2005                  23,501,500     $23,502       $70,828         $(80,605)       $ 13,725
                                        ==========================================================================


   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                            STATEMENTS OF CASH FLOWS
          From inception (November 12, 2004) through September 30, 2005



                                                                      FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                INCEPTION
                                                                 ---------------

     Net income (loss)                                           $      (80,605)
                                                                 ---------------

     Adjustments to reconcile net income to net cash provided by (used in) operating activities:

     Compensation in the form of stock                                   18,000
       Increase (Decrease) in accrued expenses                            4,050
                                                                 ---------------

          Total adjustments to net income                                22,050
                                                                 ---------------

     Net cash provided by (used in) operating activities                (58,555)
                                                                 ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
                                                                              -
                                                                 ---------------
     Net cash flows provided by (used in) investing activites                 -
                                                                 ---------------


CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from stock issuance                                        76,330
                                                                 ---------------

     Net cash provided by (used in) financing activities                 76,330
                                                                 ---------------

CASH RECONCILIATION

     Net increase (decrease) in cash                                     17,775
     Cash - beginning balance                                                 -
                                                                 ---------------
CASH BALANCE END OF PERIOD                                       $       17,775
                                                                 ===============



   The accompanying notes are an integral part of these financial statements.

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION
            ----------------------------------------

Hurley Exploration Inc. (the Company), an exploration stage company, was incorporated on November 12, 2004 in the State of Delaware. The Company is an exploration stage mineral company. On December 3, 2004 the Company became actively engaged in acquiring mineral properties and raising capital. The Company did not have any significant exploration operations or activities from inception; accordingly, the Company is deemed to be in the development stage. For purposes of recording the Company's mineral claims in Canada, the Company acquired claims near Goldbridge, British Columbia, and placed them in trust with the Company's President as an individual.

The Company's fiscal year end is June 30.

On December 3, 2004, the Company acquired mineral claims (the Don 1-2 claims) located near Goldbridge, British Columbia, Canada. The property consists two mineral claims that are contiguous hard rock mineral claims covering 655.996 hectares. The Company has completed a summary geology report and is therefore considered to be in the exploration stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception to June30, 2005. The Company has not realized economic production from its mineral properties as of June 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            ----------------------------------------------

Revenue and Cost Recognition
----------------------------

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

Use  of  Estimates
------------------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses
--------------------------------------------------------------------

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment
- ---------------------------------

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes
-------------

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

Stock  Based  Compensation
--------------------------

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk
---------------------------------------------

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawel restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions
---------------------------------------------

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial
Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings  Per  Share
---------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES
--------------------------------------------

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company has ownership of the Don 1-2 claims which were placed in trust with the Company's President.

The Company has stock-based compensation with directors of the Company as disclosed in Footnote No. 7.


NOTE  4  -  MINERAL  PROPERTIES
-------------------------------

The Company's net investment in mineral properties include the Don 1-2 claims as described in footnote number 1 have all costs related to the claim have be expended in accordance with Generally Accepted Accounting Principles for the industry . Currently the Company does not have proven reserves by a geological study and will begin to capitalize amortizable property once reserves have been proven.


NOTE  5 -  INCOME  TAXES
------------------------

The Company has available net operating loss carryforwards of $74,982 for financial statement and federal income tax purposes. These loss carryforwards expire if not used by the year 2025. The Company's management has decided a valuation allowance in the amount of approximately $15,000 is necessary to reduce any tax benefits of using the net operating losses to offset future tax liabilities. The future available benefits are more likely than not to expire before they can be used based on current uncertainties.


NOTE 6 - CLAIM AGREEMENT
------------------------

On December 3, 2004, the Company entered into an agreement with Richard Simpson of Vancouver, BC to acquire 2 rock mineral claims covering 655.996 hectares. The agreement called for a 100% interest in the claims subject to a 2.5% Net Smelter Royalty (NSR) and a 7.5% Gross Rock Royalty (GRR) for a total of $70,000 of which $35,000 was due and payable upon the close of the agreement. 1.5% of the NSR can be acquired for $1.0 million within 12 months from commencement of commercial production. Advance royalties of $25,000 shall be paid annually commencing 36 months from the date of close of the agreement.


NOTE  7 -  SHAREHOLDERS'  EQUITY
--------------------------------

Common Stock
-------------

The Company has authorized one hundred million (100,000,000) shares of common stock with a par value of $.001.

Upon in corporation the Company issued 18,000,000 common shares to directors of the Company as compensation in the amount of $18,000, or $0.001 per share.

During December 2004 the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $54,000 in the issuance of 5,400,000 shares of common stock for the purpose of acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

During June 2005 the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $22,330 in the issuance of 101,500 shares of common stock for the purpose of acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.


NOTE  8 -  COMMITMENTS  AND  CONTINGENCIES
------------------------------------------

The Company's Don 1-2 claims will revert back to the seller whithin no less than a 10 day period if the Company fails to make the $25,000 annual advance royalty payments per the sales contract commencing 36 months from the date of the agreement.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.


NOTE  9 -  LITIGATION, CLAIMS AND ASSESSMENTS
---------------------------------------------

From time to time in the normal  course of business the Company will be involved
in  litigation.   The  Company's  management  has  determined  any  asserted  or unasserted claims to be immaterial to the financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                              FINANCIAL STATEMENTS

                               AS OF JUNE 30, 2005

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)



INDEPENDENT AUDITOR'S REPORT                                                F-1

BALANCE SHEET                                                               F-2

STATEMENT OF OPERATIONS                                                     F-3

STATEMENT OF STOCKHOLDERS' EQUITY                                           F-4

STATEMENT OF CASH FLOWS                                                     F-5

FINANCIAL STATEMENT FOOTNOTES                                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To The Board of Directors and stockholders
HURLEY EXPLORATION INC.


We have audited the accompanying balance sheet of Hurley Exploration Inc. (an exploration stage company), as of June 30, 2005, and the related statement of operations, equity and cash flows from inception (November 12, 2004) through June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hurley Exploration Inc., as of June 30, 2005, and the results of its operations and its cash flows from inception (November 12, 2004) through June 30, 2005 in conformity with U.S. generally accepted accounting principles.



Gately & Associates, LLC
Altamonte Springs, FL
July 6, 2005

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                                  BALANCE SHEET
                               As of June 30, 2005

                                     ASSETS

CURRENT ASSETS                                                     6/30/2005
                                                              ------------------
     Cash                                                     $          23,048
                                                              ------------------

          Total Current Assets                                           23,048
                                                              ------------------
          TOTAL ASSETS                                        $          23,048
                                                              ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

     Accrued expenses                                         $           3,700
                                                              ------------------

          Total Current Liabilities                                       3,700
                                                              ------------------

LONG-TERM LIABILITIES

     None                                                                      -
                                                              ------------------

     TOTAL LIABILITIES                                                    3,700
                                                              ------------------

STOCKHOLDERS' EQUITY

     Common Stock, $.001 par value
       Authorized: 100,000,000
       Issued: 23,501,500                                                23,502
     Additional paid in capital                                          70,828
     Accumulated defecit during exploration stage                       (74,982)
                                                              ------------------

          Total Stockholders' Equity                                     19,348
                                                              ------------------

          TOTAL LIABILITIES AND EQUITY                        $          23,048
                                                              ==================


   The accompanying notes are an integral part of these financial statements.

                            HURLEY EXPLORATION INC.
                        (an exploration stage company)
                            STATEMENT OF OPERATIONS
           From inception (November 12, 2004) through June 30, 2005



                                                                    FROM
                                                                  INCEPTION
                                                            --------------------

    REVENUE                                                 $                 -

    COST OF SERVICES                                                          -
                                                            --------------------

    GROSS PROFIT OR (LOSS)                                                    -

    GENERAL AND ADMINISTRATIVE EXPENSES                                  21,982

    GENERAL EXPLORATION                                                  53,000
                                                            --------------------

    OPERATING LOSS                                                      (74,982)
                                                            --------------------

    NET LOSS                                                            (74,982)
                                                            --------------------

    ACCUMMULATED DEFICIT                                    $           (74,982)
                                                            ====================


    Basic earnings (loss) per share                         $             (0.00)

    Waighted average number of common shares                         21,158,458











   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                               As of June 30, 2005



                                                                                 ADDITIONAL
                                            COMMON             PAR                PAID IN            ACCUM.              TOTAL
                                            STOCK             VALUE               CAPITAL            DEFICIT             EQUITY
                                   -------------------------------------------------------------------------------------------------
Stock issued upon incorporation          18,000,000       $   18,000           $      -          $      -              $     18,000
   on November 12, 2004 for
   compensation at $0.001 per share

Common stock issued for cash              5,400,000           5,400              48,600                                      54,000
   during December 2004
   at $0.01 per share

Common stock issued for cash                101,500             102              22,228                                      22,330
   during June 2005
   at $0.22 per share

Net income (loss)                                                                                 (74,982)                  (74,982)

                                   -------------------------------------------------------------------------------------------------

Balance, June 30, 2005                   23,501,500       $  23,502            $ 70,828          $(74,982)             $     19,348
                                   =================================================================================================



   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)
                            STATEMENTS OF CASH FLOWS
            From inception (November 12, 2004) through June 30, 2005


                                                                                                  FROM
CASH FLOWS FROM OPERATING ACTIVITIES                                                           INCEPTION
                                                                                           -------------------
           Net income (loss)                                                               $          (74,982)
                                                                                           -------------------

           Adjustments to reconcile net income to net cash provided by (used in) operating activities:

           Compensation in the form of stock                                                           18,000
           Increase (Decrease) in accrued expenses                                                      3,700
                                                                                           -------------------

                      Total adjustments to net income                                                  21,700
                                                                                           -------------------

           Net cash provided by (used in) operating activities                                        (53,282)
                                                                                           -------------------

CASH FLOWS FROM INVESTING ACTIVITIES

           None                                                                                             -
                                                                                           -------------------

           Net cash flows provided by (used in) investing activities                                        -
                                                                                           -------------------


CASH FLOWS FROM FINANCING ACTIVITIES

           Proceeds from stock issuance                                                                76,330
                                                                                           -------------------

           Net cash provided by (used in) financing activities                                         76,330
                                                                                           -------------------

CASH RECONCILIATION

           Net increase (decrease) in cash                                                             23,048
           Cash - beginning balance                                                                         -
                                                                                           -------------------

CASH BALANCE END OF PERIOD                                                                 $           23,048
                                                                                           ===================


   The accompanying notes are an integral part of these financial statements.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                               FINANCIAL FOOTNOTES
                               AS OF JUNE 30, 2005

NOTE 1 - OPERATIONS AND BASIS OF PRESENTATION

Hurley Exploration Inc. (the Company), an exploration stage company, was incorporated on November 12, 2004 in the State of Delaware. The Company is an exploration stage mineral company. On December 3, 2004 the Company became actively engaged in acquiring mineral properties and raising capital. The Company did not have any significant exploration operations or activities from inception; accordingly, the Company is deemed to be in the development stage. For purposes of recording the Company's mineral claims in Canada, the Company acquired claims near Goldbridge, British Columbia, and placed them in trust with the Company's President as an individual.

The Company's fiscal year end is June 30.

On December 3, 2004, the Company acquired mineral claims (the Don 1-2 claims) located near Goldbridge, British Columbia, Canada. The property consists two mineral claims that are contiguous hard rock mineral claims covering 655.996 hectares. The Company has completed a summary geology report and is therefore considered to be in the exploration stage.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses of from inception to June30, 2005. The Company has not realized economic production from its mineral properties as of June 30, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue and Cost Recognition

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry. Certain period expenses are recorded when obligations are incurred.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                               FINANCIAL FOOTNOTES
                               AS OF JUNE 30, 2005

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established. Normal operating refundable Company deposits are listed as Other Assets. Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company's capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income Taxes

The Company accounts for income taxes using the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                               FINANCIAL FOOTNOTES
                               AS OF JUNE 30, 2005

Stock Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), which is effective for periods beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value or provide pro-forma disclosure of the effect on net income and earnings per share in the Notes to the Financial Statements. The Company has adopted SFAS 123 in accounting for stock-based compensation.

Cash and Cash Equivalents, and Credit Risk

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions

The Company's functional currency is the US dollar. No material translations or transactions have occurred. Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial
Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings Per Share

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share". SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                               FINANCIAL FOOTNOTES
                               AS OF JUNE 30, 2005

NOTE 3 - AFFILIATES AND RELATED PARTIES

Significant relationships with (1) companies affiliated through common ownership and/or management, and (2) other related parties are as follows:

The Company has ownership of the Don 1-2 claims which were placed in trust with the Company's President.

The Company has stock-based compensation with directors of the Company as disclosed in Footnote No. 7.

NOTE 4 - MINERAL PROPERTIES

The Company's net investment in mineral properties include the Don 1-2 claims as described in footnote number 1 have all costs related to the claim have be expended in accordance with Generally Accepted Accounting Principles for the industry . Currently the Company does not have proven reserves by a geological study and will begin to capitalize amortizable property once reserves have been proven.

NOTE 5 - INCOME TAXES

The Company has available net operating loss carryforwards of $74,982 for financial statement and federal income tax purposes. These loss carryforwards expire if not used by the year 2025. The Company's management has decided a valuation allowance in the amount of approximately $15,000 is necessary to reduce any tax benefits of using the net operating losses to offset future tax liabilities. The future available benefits are more likely than not to expire before they can be used based on current uncertainties.

NOTE 6 - CLAIM AGREEMENT

On December 3, 2004, the Company entered into an agreement with Richard Simpson of Vancouver, BC to acquire 2 rock mineral claims covering 655.996 hectares. The agreement called for a 100% interest in the claims subject to a 2.5% Net Smelter Royalty (NSR) and a 7.5% Gross Rock Royalty (GRR) for a total of $70,000 of which $35,000 was due and payable upon the close of the agreement. 1.5% of the NSR can be acquired for $1.0 million within 12 months from commencement of commercial production. Advance royalties of $25,000 shall be paid annually commencing 36 months from the date of close of the agreement.

                             HURLEY EXPLORATION INC.
                         (an exploration stage company)

                               FINANCIAL FOOTNOTES
                               AS OF JUNE 30, 2005

NOTE 7 - SHAREHOLDERS' EQUITY

Common Stock

The Company has authorized one hundred million (100,000,000) shares of common stock with a par value of $.001.

Upon in corporation the Company issued 18,000,000 common shares to directors of the Company as compensation in the amount of $18,000, or $0.001 per share.

During December 2004 the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $54,000 in the issuance of 5,400,000 shares of common stock for the purpose of acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

During June 2005 the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $22,330 in the issuance of 101,500 shares of common stock for the purpose of acquisition and exploration of mining properties. The Company's management considers this offering to be exempt under the Securities Act of 1933.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company's Don 1-2 claims will revert back to the seller within no less than a 10 day period if the Company fails to make the $25,000 annual advance royalty payments per the sales contract commencing 36 months from the date of the agreement.

Management is not aware of any contingent matters that could have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

NOTE 9 - LITIGATION, CLAIMS AND ASSESSMENTS

From time to time in the normal  course of business the Company will be involved
in  litigation.   The  Company's  management  has  determined  any  asserted  or unasserted claims to be immaterial to the financial statements.

                             HURLEY EXPLORATION INC
                        5,501,500 Shares of Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission               $         142.46
  registration fee
Federal Taxes                                    $              0
State Taxes and Fees                             $              0
Transfer Agent Fees                              $              0
Accounting fees and expenses                     $       5,000.00
Legal fees and expenses                          $       7,500.00
Blue Sky fees and expenses                       $              0
Miscellaneous                                    $              0
                                                  ----------------
Total                                            $      12,642.46
                                                  ----------------

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Hurley Exploration Inc was incorporated in the State of Delaware on November 12, 2004 and 12,000,000 shares were issued to Chet Kurzawski for founders shares and 8,000,000 shares were issued to Doug Reid for his appointment as the Secretary and member of Board of Directors. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kurzawski and Mr. Reid had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, wehave met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

In December 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 5,400,000 shares of our common stock to a total of 15 investors, at a price per share of $.01 for an aggregate offering price of $54,000. Each investor received a copy of our private placement memorandum and complete a questionnaire to confirm that there were "sophisticated" investors.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

      Dan Perrett                   250,000
      Jamie Perrett                 275,000
      Duane Perrett                 425,000
      Jana Mann                     400,000
      Margaret Soucie               500,000
      Tony Rommel                   250,000
      Frank Renou                   375,000
      Michele Greatrex              400,000
      Grant Gray                    400,000
      Marilyn Ford                  250,000
      Justin Grant                  350,000
      Lillian Forsyth               400,000
      Kelly Reid                    450,000
      Rudolph Triffo                375,000
      Nicole Van Laare              300,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

In June 2005, we completed a Regulation D, Rule 506 Offering in which we issued a total of 101,500 shares of our common stock to a total of 34 investors, at a price per share of $.22 for an aggregate offering price of $22,330. Each investor received a copy of our private placement memorandum and complete a questionnaire to confirm that there were "sophisticated" investors.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Quentin Smith                   2,000
Carol Vorberg                   1,000
Adam Vorberg                    1,000
Cec Soucie                      1,000
Spencer Smith                   1,000
Scott Whitman                   1,000
John Griffith                   1,000
Donald Yates                    1,000
Lauri Yolkowski                 1,000
Marsha Callahan                23,000
Miles Desharnais                2,000

Geri Kelly                      1,000
Robert Currie                   1,000
Jennifer Smallman              10,000
Irwin Olian                     1,000
Don Biggar                      1,000
Sheila Triffo                   2,000
Jeanette Braun                  1,000
Randall Andrus                  1,000
Lynda Vallon                    1,000
Rich Michals                    1,000
Chris Chrones                   1,000
Arthur Abrams                  20,000
Stacey Zemlak                   1,000
Paul Abrams                     1,000
David Zemlak                    1,000
Josiah Glover                   1,000
Derek Van Laare                 1,000
Terry Sklavenitis               1,000
Sandy Sklavenitis               1,000
Michael Sklavenitis             1,000
GC Consultants                  1,000
Randall Pow                    15,500
Barry Mann                      1,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933.In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2005 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.


EXHIBIT             DESCRIPTION
NUMBER
---------------------------------------------------------------
3.1                 Articles of Incorporation*
3.2                 By-Laws*
5.1                 Opinion of Anslow & Jaclin, LLP
10.1                DON Property Option Agreement*
10.2                Trust Agreement*
10.3                Geological Summary Report on the DON Claims*
10.4                Consent of John Nicholson P.Geo.*
23.1                Consent of Gately & Associates
23.2                Consent of Counsel, as in Exhibit 5.1

* Filed as part of the original SB-2 Registration Statement with the SEC on July 26, 2005.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Rolling Meadows, State of Illinois on November 29, 2005.


                       By: /s/ CHET KURZAWSKI
                           ------------------
                           CHET KURZAWSKI
                           President, Chief Executive Officer,
                           Chief Financial Officer,
                           Principal Accounting Officer, and
                           Chairman of the Board of Directors


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints CHET KURZAWSKI, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By:        /s/ CHET KURZAWSKI                President, Chief Executive Officer,
           ------------------                Chief Financial Officer,
           CHET KURZAWSKI                    Principal Accounting Officer, and
                                             Chairman of the Board of Directors



By:        /s/ DOUG REID                     Secretary and Director
           --------------
           DOUG REID


Dated: November 29, 2005